As Filed With the Securities and Exchange Commission
on December 1, 2006
Registration Nos. 033-53849
033-57211
033-59621
333-79137
333-79129
333-40300
333-100923
333-115479
333-124891

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 033-53849
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 033-57211
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 033-59621
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-79137
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-79129
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-40300
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-100923
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-115479
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-124891
UNDER
THE SECURITIES ACT OF 1933
INTERGRAPH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	63-0573222 (I.R.S. Employer Identification No.)

One Madison Industrial Park Huntsville, Alabama (Address of Principal Executive Offices)	35894-0001 (Zip Code)
INTERGRAPH CORPORATION 1992 STOCK OPTION PLAN
INTERGRAPH CORPORATION ASSUMPTION OF OPTIONS UNDER INTERCAP GRAPHICS SYSTEMS, INC. 1989
STOCK OPTION PLAN
INTERGRAPH CORPORATION ASSUMPTION OF OPTIONS UNDER INTERCAP GRAPHICS SYSTEMS, INC. 1994 NONQUALIFIED STOCK OPTION PROGRAM
INTERGRAPH CORPORATION 1995 STOCK PURCHASE PLAN
INTERGRAPH CORPORATION 1997 STOCK OPTION PLAN
INTERGRAPH CORPORATION NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
INTERGRAPH CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN
INTERGRAPH CORPORATION AMENDED AND RESTATED 2002 STOCK OPTION PLAN
INTERGRAPH CORPORATION 2004 EQUITY INCENTIVE PLAN
INTERGRAPH CORPORATION 2005 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)
David Vance Lucas
Vice President, Secretary and General Counsel
Intergraph Corporation
One Madison Industrial Park
Huntsville, Alabama 35894-0001
(256) 730-2000
(Name, address and telephone number, including area code, of Agent for Service)
With copies to:

Richard Capelouto Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304	J. Allen Overby Bass, Berry & Sims PLC 315 Deaderick Street, Suite 2700 Nashville, Tennessee 37238-3001

DEREGISTRATION OF UNSOLD SECURITIES
     These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of Intergraph Corporation (the “Registrant”) (collectively, the “Registration Statements”):
     File No. 033-53849, pertaining to the registration of 3,000,000 shares of the Registrant’s common stock, par value $.10 per share, issuable under the Registrant’s 1992 Stock Option Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on May 27, 1994.
     File No. 033-57211, pertaining to the registration of 148,718 shares of the Registrant’s common stock, par value $.10 per share, issuable under options assumed by the Registrant under the Intercap Graphics Systems, Inc. 1989 Stock Option Plan and the Intercap Graphics Systems, Inc. 1994 Nonqualified Stock Option Program, which were filed with the SEC on January 10, 1995.
     File No. 033-59621, pertaining to the registration of 3,200,000 shares of the Registrant’s common stock, par value $.10 per share, issuable under the Registrant’s 1995 Stock Purchase Plan, which was filed with the SEC on May 26, 1995.
     File No. 333-79137, pertaining to the registration of 5,000,000 shares of the Registrant’s common stock, par value $.10 per share, issuable under the Registrant’s 1997 Stock Option Plan, which was filed with the SEC on May 24, 1999.
     File No. 333-79129, pertaining to the registration of 250,000 shares of the Registrant’s common stock, par value $.10 per share, under the Registrant’s Nonemployee Director Stock Option Plan, which was filed with the SEC on May 24, 1999.
     File No. 333-40300, pertaining to the registration of 3,000,000 shares of the Registrant’s common stock, par value $.10 per share, under the Registrant’s 2000 Employee Stock Purchase Plan, which was filed with the SEC on June 28, 2000.
     File No. 333-100923, pertaining to the registration of 2,000,000 shares of the Registrant’s common stock, par value $.10 per share, under the Registrant’s Amended and Restated 2002 Stock Option Plan, which was filed with the SEC on November 1, 2002.
     File No. 333-115479, pertaining to the registration of 3,366,850 shares of the Registrant’s common stock, par value $.10 per share, under the Registrant’s 2004 Equity Incentive Plan, which was filed with the SEC on May 13, 2004.
     File No. 333-124891, pertaining to the registration of 1,000,000 shares of the Registrant’s common stock, par value $.10 per share, under the Registrant’s 2005 Employee Stock Purchase Plan, which was filed with the SEC on May 13, 2005.
     On August 31, 2006, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cobalt Holding Company, a Delaware corporation (“Parent”), and Cobalt Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Registrant, with the Registrant continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent is owned by Hellman & Friedman, LLC and Texas Pacific Group, private investment firms. The closing for the Merger (the “Closing”) has occurred, and the Merger became effective November 28, 2006 pursuant to the Certificate of Merger filed on the same date with the Secretary of State of the State of Delaware.
     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all shares of Common Stock originally reserved for issuance under the Registrant’s 1992 Stock Option Plan, 1995 Stock Purchase Plan, 1997 Stock Option Plan, Nonemployee Director Stock Option Plan, 2000 Employee Stock Purchase Plan, Amended and Restated 2002 Stock Option Plan, 2004 Equity Incentive Plan and 2005 Employee Stock Purchase Plan or under options assumed by the Registrant under the Intercap Graphics Systems, Inc. 1989 Stock Option Plan and the Intercap Graphics Systems, Inc. 1994 Nonqualified Stock Option Program, and registered under the Registration Statements on Forms S-8 listed above, filed with the SEC on the dates listed above, which have not been issued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on this 1st day of December, 2006.

INTERGRAPH CORPORATION
By:	/s/ R. Halsey Wise
R. Halsey Wise, President and
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints R. Halsey Wise and Larry J. Laster, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the registration statements on Form S-8 have been signed below by the following persons in the capacities indicated on the date indicated below

Date:	December 1, 2006

Signature	Title

/s/ R. Halsey Wise	President, Chief Executive Officer, and Director (Principal Executive Officer)

R. Halsey Wise

/s/ Larry J. Laster	Senior Vice President and Treasurer

Larry J. Laster

/s/ Anthony Colaluca, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Anthony Colaluca, Jr.

/s/ Larry T. Miles	Vice President, Corporate Controller, and Chief Accounting Officer (Principal Accounting Officer)

Larry T. Miles

/s/ John Marren	Director

John Marren

/s/ Nehal Raj	Director

Nehal Raj

/s/ Bryan Taylor	Director

Bryan Taylor

/s/ David Tunnell	Director

David Tunnell

/s/ Anupam Mishra	Director

Anupam Mishra

/s/ Paul Barber	Director

Paul Barber